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                                                                   EXHIBIT 10.15

                        [LETTERHEAD OF PERSONIFY, INC.]

October 7, 1999


Jack Tam
Team 7 International
425 Battery Street, Suite 288
San Francisco, CA  94111

Subject:  Letter of Intent

Dear Mr. Tam:

The following is a summary of our intent to sublease space in your office at 425 Battery Street, Suite 288:

     Term of sublease:      October 7, 1999 - May 7, 2000

     Payment per month:     $4,800 (12 workstations @$400/month/each) for a
                            total of $33.600 ($57.600/year)

Monthly sublease amount includes: all utilities; 12 workstations with lamps and chairs; 11 two-drawer file cabinets; access and normal use of common areas; and, access and use of 70 square feet of open shelved storage. Personify will provide its own telephone and data lines. Personify will have access to Team 7's copier and fax machine. Team 7 will keep a log of copies and fax calls and will invoice Personify monthly for these costs.

Personify agrees that the plotter at the back of the subleased area may continue to be used and not relocated by Team 7.

Personify further agrees to leave the premises as found at the end of the sublease term.

If you are in agreement with the terms of this preliminary letter of intent, please sign and acknowledge where indicated below.

Sincerely,

PERSONIFY, INC.

/s/ ROCHELLE J. SCHWARTZ
Rochelle J. Schwartz
Office Manager

Acknowledged and accepted:

/s/ JACK TAM                         07/0ct/99
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Signature                            Date

Print Name: Jack Tam
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                      [DIAGRAM OF GENERAL OFFICE LAYOUT]